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                                                                      Exhibit 23
                        Consent of Independent Auditors


The Board of Directors
The Pittston Company


              We consent to incorporation by reference in the Registration Statements (Nos. 2-64258, 33-2039, 33-21393, 33-23333, 33-69040 and 33-53565) on
Form S-8 of The Pittston Company of our reports dated January 25, 1996, as listed in the accompanying Index to Financial Statements and Schedules as listed in Items 14(a)1 and 14(a)2 included in the 1995 Annual Report on Form 10-K of The Pittston Company which reports appear herein.

              Our reports for Pittston Brink's Group, Pittston Burlington Group and Pittston Minerals Group contain an explanatory paragraph that states that the financial statements of Pittston Brink's Group, Pittston Burlington Group and Pittston Minerals Group should be read in connection with the audited consolidated financial statements of The Pittston Company and subsidiaries.


KPMG Peat Marwick LLP
Stamford, Connecticut

March 29, 1996



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